First Horizon National Corporation Third Quarter 2019 Earnings October 16, 2019

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity” and certain financial measures excluding notable items, including merger-related charges. Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although FHN has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”, “should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments. 2

3Q19 Highlights

Strong Results Driven by Revenue Growth, Balance Sheet Momentum, Expense Control

Improved Earnings Power

- EPS remains strong
- Countercyclical businesses provide significant earnings contribution

Strong Revenues

- Revenues up 2%
- Fixed income ADR rises 15% to ~$1mm in 3Q19
- Reported efficiency ratio stable, Adjusted at 58.5%

Balance Sheet Growth

- Loans up 5%
- Deposits up 1%
- Deposit rate paid down 3bps

(All comparisons are 3Q19 vs 2Q19)	3Q19	
EPS	$0.35	–%
Adjusted EPS[1]	$0.43	+2%
Revenue	$472mm	+2%
ROTCE[1]	14.5%	-63bps
Adjusted ROTCE[1]	17.7%	-46bps
Efficiency Ratio	65.1%	+6bps
Adj. Efficiency Ratio[1]	58.5%	-51bps
Avg. Total Loans	$30.0B	+5%
Avg. Total Deposits	$32.4B	+1%

All comparisons are 3Q19 vs 2Q19, unless otherwise noted. All Deposit and Loan growth metrics are calculated with average balances, unless otherwise noted.
[1]Adjusted EPS, ROTCE, Adjusted ROTCE, and Adjusted Efficiency Ratio are Non-GAAP numbers that are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix.

3

Successful Execution of Strategic Priorities Delivering Solid Earnings • Successful execution of strategic priorities driving earnings growth: ￮ Balance sheet management with positive mix shift ￮ Higher fees in Regional Bank & Fixed Income ￮ Countercyclical businesses provide offsets in a declining rate environment ￮ Optimizing expenses to support strategic investments ￮ Effective capital deployment with organic loan growth and share buybacks EPS Trends: 3Q18 to 3Q19 1Adjusted EPS is a Non-GAAP number and is reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. 4

FINANCIAL RESULTS 5

Financial Results

- **Total revenue up 2% LQ**
  - Strong fee income increase driven by higher revenues in Fixed Income; $994K ADR, up 15% LQ and up 83% YOY
  - Regional Bank fees up 5% LQ from increase in derivative sales and deposit fees
  - Regional bank PPNR[3] up 5% LQ, up 12% YOY
  - NII down 1% LQ, impact from lower rates, somewhat offset by commercial loan growth
- **Disciplined expense management**
  - Fixed Income up from higher variable compensation and resolution of legal matters
  - Expense down in multiple categories, such as personnel, occupancy, legal
- **Loan loss provision relatively stable LQ**

$ in millions except per share data

	3Q19 Actual	2Q19 Actual	Actual LQ % Change	3Q19 Adjusted[1]	2Q19 Adjusted[1]	Adjusted[1] LQ % Change
Net Interest Income	$301	$304	-1%	$301	$304	-1%
Fee Income	$172	$158	+9%	$172	$158	+9%
Total Revenue	$472	$462	+2%	$472	$462	+2%
Expense	$308	$300	+2%	$276	$272	+1%
Loan Loss Provision	$15	$13	+15%	$15	$13	+15%
Pre-Tax Income	$150	$148	+1%	$181	$176	+3%
NIAC[2]	$110	$109	+1%	$134	$132	+2%
EPS	$0.35	$0.35	—%	$0.43	$0.42	+2%
Avg Loans ($B)	$30.0	$28.7	+5%	$30.0	$28.7	+5%
Avg Deposits ($B)	$32.4	$32.0	+1%	$32.4	$32.0	+1%

3Q19 NIAC[2] & EPS Reconciliation

$ in millions except per share data

	Amount Pre-tax	Amount After-tax	Per Share EPS Impact
3Q19 Adjusted[1]	$181	$134	$0.43
Notable Items:			
Restructuring	($8)	($6)	($0.02)
Rebranding	($3)	($2)	($0.01)
Acquisition Related Items	($9)	($7)	($0.02)
Net Impact of Legal Resolutions	($8)	($6)	($0.02)
Visa Derivative Valuation Adjustments	($4)	($3)	($0.01)
3Q19 Reported	$150	$110	$0.35

LQ – Linked Quarter. YOY – Year Over Year. Numbers may not add to total due to rounding. [1]Adjusted Expense, Pre-Tax Income, NIAC, and EPS are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. EPS and Adjusted EPS calculated using 313.8mm shares in 3Q19 and 315.8mm shares in 2Q19.. [2]Net Income Available to Common (NIAC) includes the impact from $3mm of noncontrolling interest and $1.6mm of preferred stock dividends. [3]Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this slide follows the regulatory definition.

6

Total Loan Growth Accelerated in 3Q19 Specialty Areas and Key Markets Drive Growth • Diversified loan portfolio across strong economic markets • Total average loan growth of 10% YOY ￮ Specialty areas loan growth of 23% YOY ￮ Key markets loan growth of 7% YOY ￮ Includes $337mm decrease in non-strategic portfolio YOY Total Consolidated Average Loan Growth $30.0B $28.7B $27.3B $27.3B $27.2B $27.0B 3Q18 4Q18 1Q19 2Q19 3Q19 YOY – Year Over Year. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas 7

Loan Growth Reflects Strategic Focus Broad-Based Loan & Deposit Growth with Strength in Specialty Areas • Strategic priority on developing quality relationships with profitable customers • Specialty businesses delivered 11% average loan growth with all areas up LQ ￮ Loans to mortgage companies (LMC) grew 32% LQ, up 84% YOY ￮ Specialty areas excluding LMC up 4% LQ, up 7% YOY • Key Markets growth in Middle Tennessee, South Florida, and Texas Diversified Specialty Loan Portfolio YOY Loan Growth 3Q19 LQ YOY Avg. Bal. Growth % Growth % LMC $3.9B 32% 84% Specialty 23% Commercial Real Estate $3.0B 1% -3% Asset-based Lending $2.1B 3% 5% Corporate $1.0B 3% 5% Specialty 7% Healthcare $0.9B 2% 20% (ex-LMC) Franchise Finance $0.8B 8% 10% Energy $0.5B 26% 72% Key 7% Correspondent $0.4B 4% 19% Markets Total Specialty $12.6B 11% 23% LQ – Linked Quarter. YOY – Year over Year. Numbers may not add to total due to rounding. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. 8 Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas.

Continued Positive Shift in Deposit Funding Mix Demonstrating Customer Deposit Growth in Key Markets and Specialty Areas Total Avg. Deposits • Strategic focus on TN and key markets resulted $32.4B $30.8B $32.0B in solid deposit growth Market- $3.8B $4.1B $4.5B indexed $6.3B ￮ Average non-interest bearing deposits $5.6B $6.6B Commercial up 4% LQ, 1% YOY interest $12.7B $13.6B $13.7B Consumer ￮ Total deposit costs down 3bps interest $8.1B $7.9B $8.2B • Increased emphasis on gathering specialty Non-interest 3Q18 2Q19 3Q19 deposits produced 21% YOY growth Regional Banking YOY Avg. Deposit Growth Key Market YOY Avg. Deposit Growth Highlights Specialty 21% South Florida 16% Key Markets 10% Middle TN 10% Mid-Atlantic TN¹ 6% 8% LQ – Linked Quarter. YOY – Year over Year. Numbers may not add to total due to rounding. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. 9 Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas.

Loan Growth & Lower Deposit Costs Mitigate LIBOR Headwinds and Lower Accretion

- Core NII up largely due to specialty loan growth
- Total deposit rate paid declined 3bps LQ with a 14% deposit beta
- Fixed income business and loans to mortgage companies continue to offset exposure to falling rates



Net Interest Income Sensitivity Impact[2]
1%
0%
-1%
-2%
-3%
-4%
-2.8%
-$35mm
-0.9%
-$11mm
+0.8%
+$10mm
-50bps
-25bps
+25bps

NII and NIM Linked-Quarter Change Drivers

($ in millions)	NII	NIM
2Q19 - Reported	$303.6	3.34%
Less: 2Q19 CBF Loan Accretion	-$12.3	-13bps
2Q19 - Core[1]	$291.3	3.20%
Days	+$2.5	-
Loan Rates (Primarily LIBOR/prime)	-$12.3	-13bps
Loan Fees & Cash Basis	+$1.4	+1bp
Deposit Rates & Favorable Mix Shift	+$3.7	+4bps
Interest Bearing Cash	+$ -	+1bp
Loans to Mtg. Companies Growth	+$7.2	-1bp
Other	+$1.0	+2bps
3Q19 - Core[1]	$294.8	3.15%
Plus: 3Q19 CBF Loan Accretion	+$5.8	+6bps
3Q19 - Reported	$300.7	3.21%

LQ – Linked Quarter. Numbers may not add to total due to rounding. [1]Core excludes the accretion from CBF's loans, and is a Non-GAAP number reconciled in the table found on this slide. The average earning assets impact from CBF's loan accretion was $93mm in 3Q19 and $103mm in 2Q19. [2]NII sensitivity impact analysis uses FHN's balance sheet as of 9/30/2019. Scenarios shown assume a flat balance sheet and measure the NII impact for the 12 months following an instantaneous parallel shock across the yield curve.

10

Strong Quarter for Fixed Income Complementary and Countercyclical Business Demonstrated in 3Q19 • Decline in interest rates, rate outlook, and market volatility favorably impacted 3Q19 activity • Fixed income product ADR of $994k up 15% LQ, 83% YOY • Efficiency focus positioned business for improved profitability • Growth across multiple trading desks and across customer base • Other product revenue in Fixed Income up 28% LQ from higher derivative fees • EPS contribution1 of $0.10 YTD and $0.04 in 3Q19 Fixed Income Revenue and Expense Trends Key Drivers of Average Daily Revenue $100mm $1,200k Lower Higher Revenue Key Driver Revenue $90mm $1,000k $83mm $80mm $800k Up Direction of rates Down $72mm $70mm $600k Low Market Volatility Moderate $61mm $60mm $400k $50mm $68mm Flatter Shape of Yield Curve Steeper $50mm $49mm $200k $56mm $51mm $47mm $47mm State of Economy & $40mm $0k Positive Negative 3Q18 4Q18 1Q19 2Q19 3Q19 Outlook Expense Revenue ADR (Right Axis) LQ – Linked Quarter. YOY – Year Over Year. 1EPS contribution was calculated using the Fixed Income Segment’s net income divided by diluted weighted avg. shares for the respective periods. Diluted weighted avg. shares were 316.4mm YTD and 11 313.8mm QTD for 3Q19.

Efficiency Actions Enable Reinvestment for Growth

Efficiency Actions Support Investment into Customer-Facing Technology

- Efficiency actions to position us for challenging rate environment and provide capacity to reinvest savings strategically
- Sustainable cost saving actions taken in 2019 provide ongoing expense benefit
  - Decreased costs associated with vendors, personnel, and discretionary expense
  - Closed 22 branches in 3Q19
  - Reinvestment through strategic hires in key markets, technology system upgrades, and digital product development
- Actions taken in 2019 to achieve $80mm of efficiencies with $15mm of reinvestment

Disciplined Core Expense Management


($ in millions)
Reported
Adjusted[1]
$250
$294
$283
$282
$270
$296
$278
$300
$272
$308
$276
3Q18
4Q18
1Q19
2Q19
3Q19

Numbers may not add to total due to rounding.
[1]Adjusted Expense are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix.

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Asset Quality • Asset quality remains stable Asset Quality Highlights • In 3Q19, net charge-off (NCO) ratio1 at 19bps ($ in millions) 3Q18 4Q18 1Q19 2Q19 3Q19 Charge-offs ($9) ($18) ($11) ($12) ($24) ￮ Increase in charge-offs driven by two commercial credits Recoveries $8 $6 $6 $7 $10 ￮ NPL ratio at 55bps in 3Q19, down 14 Net Charge-offs $2 $12 $5 $5 $15 bps from 2Q19 Provision/(Credit) $2 $6 $9 $13 $15 • CBF credit performance as expected • Loan loss provision relatively stable LQ Allowance for Loan Losses $30B $31B $27B $28B $28B 68bps 66bps 66bps 65bps 62bps 3Q18 4Q18 1Q19 2Q19 3Q19 Period-end Loans ALLL to Loans Ratio Numbers may not add to total due to rounding. 1Net charge-off % is annualized and as % of average loans. 13

Key Takeaways Delivering on Key Strategic Priorities & Controlling What We Can Control Controlling What We Can Control • Strong loan growth across markets and specialty areas • Solid core customer deposit growth with momentum in key markets • Good expense discipline with efficiency actions enabling reinvestment • Continued sustainable underwriting discipline and ongoing portfolio management • Effective capital deployment to support organic growth • Countercyclical businesses provide offsets in a declining rate environment 14

2019 Outlook: Delivering on Strategic Priorities 3Q19 2019 Outlook Commentary Reported Adjusted1 Outlook improved due to stronger performance 1 14.5% ROTCE 17.7% 17% +/- across franchise Increased fee income and cost reductions 1.08% ROA 1.31% 1.25% +/- driving improved profitability Loan growth likely exceeds prior 3-6% range NIM 3.21% 3.21% 3.25% +/- Assumes two additional FF rate decreases in 2019, 1M LIBOR declines from current levels, and lower loan accretion Efficiency Efficiency Ratio expected to benefit from 65.1% 58.5% 61% +/- restructuring actions and ongoing expense Ratio discipline partially offset by reinvestment NCOs 19bps 19bps 10bps +/- Credit outlook stable Deploying capital to support loan growth CET1 9.0% 9.0% 9.0 – 9.5% Capital levels expected to remain stable 1Adjusted Expense are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. 15

Dominate Tennessee Profitably Grow Key Markets & Specialty Areas Delivering on Strategic Priorities Optimize The Expense Base Transform the Customer Experience Strong Risk Profile & Effective Capital Deployment 16

APPENDIX 17

3Q19 Credit Quality Summary by Portfolio

($ in millions)	Regional Banking					Corporate[5]	Non-Strategic				FHNC
	Commercial (C&I & Other)	CRE	HE & HELOC	Other[1]	Subtotal	Permanent Mortgage	Commercial (C&I & Other)	HE & HELOC	Permanent Mortgage	Other[2]	Total
Period End Loans	$19,962	$4,172	$5,759	$452	$30,345	$34	$389	$304	$145	$45	$31,261
30+ Delinquency %	0.11%	0.04%	0.48%	0.69%	0.18%	5.00%	0.00%	2.62%	3.50%	3.78%	0.23%
Dollars	$22	$2	$28	$3	$54	$2	$0	$8	$5	$2	$71
NPL[3] %	0.37%	0.05%	0.74%	0.05%	0.39%	4.90%	0.70%	12.14%	8.56%	0.72%	0.55%
Dollars	$74	$2	$42	$0	$119	$2	$3	$37	$12	$0	$172
Net Charge-offs[4] %	0.33%	0.02%	NM	2.00%	0.23%	NM	0	NM	NM	2.84%	0.19%
Dollars	$15	$0	($1)	$2	$17	0	($0)	($2)	($1)	$0	$15
Allowance	$114	$33	$15	$13	$174	0	$3	$7	$9	$0	$193
Allowance / Loans %	0.57%	0.79%	0.26%	2.82%	0.57%	NM	0.77%	2.33%	6.05%	0.09%	0.62%
Allowance / Net Charge-offs	1.87x	43.95x	NM	1.41x	2.57x	NM	NM	NM	NM	0.03x	3.33x

Numbers may not add to total due to rounding. Data as of 3Q19. NM - Not meaningful.
[1]Includes Credit card, Permanent Mortgage, and Other. [2]Includes Credit card, OTC, and Other Consumer. [3]Non-performing loan excludes held-for-sale loans. [4]Net charge-offs are annualized.
[5]Exercised clean-up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on the balance sheet in the Corporate segment.

18

Select C&I and CRE Portfolio Metrics Regional Banking Average Commercial Loans C&I: Loans to Mortgage Companies 2% 2% Specialty Correspondent • 50% conventional conforming Areas Energy • 40% government insured 4% • 10% jumbo/other 4% Franchise Finance $5.0 5% Healthcare • 56% purchase/44% refi in 3Q19 38% $3.8 $3.9 10% Corporate $3.0 3Q19 Asset-Based Lending $2.3 $2.1 $2.1 $2.0 Commercial Real Estate $1.9 $1.7 14% Loans to Mortgage Co. Business Banking 4% 3Q18 4Q18 1Q19 2Q19 3Q19 18% Commercial Period-end Balance ($B) Average Balance ($B) CRE: Collateral Type CRE: Geographic Distribution 2% Multi-Family NC 11% TN Retail 21% 16% Office 29% FL 9% 5% Industrial TX 3Q19 8% 3Q19 Other SC 14% 18% Hospitality 8% GA Land 21% Other 25% 13% Numbers may not add to total due to rounding. 19

Consumer Portfolio & Non-Strategic Overview HELOC Draw vs Repayment Balances Home Equity Portfolio In Draw In Repayment 67% $1.0B $0.4B 3Q19 8% 5% 6% 7% 7% 0-12 13-24 25-36 37-48 49-60 >60 Months Left in Draw Period Non-Strategic Consumer Real Estate Mortgage Repurchase Reserve $442mm ($ in millions) 3Q18 4Q18 1Q19 2Q19 3Q19 $405mm 39% $372mm $337mm $304mm Beginning Balance $32 $32 $32 $31 $18 37% 36% 1 33% Net Realized Losses $0 ($0) $0 ($13) ($1) 32% Provision Credit ($1) ($0) ($0) ($1) $0 3Q18 4Q18 1Q19 2Q19 3Q19 Period-end Balance Constant Pre-Payment Rate Ending Balance $32 $32 $31 $18 $17 Data as of 3Q19 unless noted otherwise. Numbers may not add to total due to rounding. 12Q19 includes a single party complete settlement payment that reduces the repurchase and foreclosure reserve. 20

Notable Items – 2018 & 2019 Pre-Tax Pre-Tax 2018 Amount 2019 Amount Acquisition Expense ($31.4mm) Restructuring ($12.2mm) 1Q Gain on property sale $3.3mm Acquisition Expense ($5.7mm) Restructuring ($18.7mm) Acquisition Expense ($43.2mm) Rebranding ($9.1mm) 2Q Acquisition Expense ($8.6mm) Other Expense (Visa Shares) ($4.1mm) Legal Resolution Expense Reversal $8.3mm Rebranding ($3.1mm) Acquisition Expense ($11.4mm) Acquisition Expense ($9.0mm) 3Q Restructuring ($7.8mm) Visa B Share Monetization $212.9mm Net Impact of Legal Resolutions ($7.5mm) Visa Derivative Valuation Adjustments ($4.0mm) Acquisition Expense ($11.6mm) 4Q Acquisition: Fee-income Adjustment ($1.8mm) Return of excess fees from Capital Bank ($8.7mm) Debit Cards 21

Expense: Acquisition, Restructuring, & Rebranding

Acquisition Expenses

($ in millions)	3Q19	2Q19	3Q18
Legal and professional fees (a)	$3.5	$4.5	$4.6
Employee comp., incentives, and benefits (b)	$1.5	$1.5	$3.1
Occupancy (c)	($0.1)	$1.5	$0.1
Contract employment and outsourcing (d)	$0.2	$ -	$0.6
Miscellaneous expense (e)	$1.0	$0.1	$1.4
All other expense (f)	$2.8	$1.1	$1.6
Total Acquisition Expense	$9.0	$8.6	$11.3

(a) Primarily comprised of fees for legal, accounting, and merger consultants.

(b) Primarily comprised of fees for severance and retention.

(c) Primarily relates to fees associated with lease exit accruals.

(d) Primarily relates to fees for temporary assistance for merger and integration activities.

(e) Consists of fees for operations services, communications and courier, equipment rentals, depreciation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f) Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to integration, as well as other miscellaneous expenses.

Restructuring Expenses

($ in millions)	3Q19	2Q19
Legal and professional fees	$6.5	$4.2
Employee comp., incentives, and benefits	$1.2	$2.6
Occupancy	($0.1)	$0.1
All other expense (a)	$0.3	$11.8
Total Restructuring Expense	$7.8	$18.7

(a) Primarily relates to costs associated with asset impairments.

Rebranding Expenses

($ in millions)	3Q19	2Q19
Legal and professional fees	$0.9	$0.9
Advertising and public relations	$0.7	$0.4
Supplies	$0.1	$0.3
Miscellaneous Expense	$0.1	$ -
All other expense (a)	$1.3	$7.4
Total Rebranding Expense	$3.1	$9.0

(a) Primarily relates to costs associated with fixed asset impairments and technology-related expenses.

Numbers may not add to total due to rounding.

22

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of adjusted noninterest expense, adjusted pre-tax income, adjusted net income available to common, and adjusted earnings per share. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ and shares in millions, except per share data)	3Q19	2Q19	LQ % Change	1Q19	4Q18	3Q18
Adjusted Noninterest Expense						
Noninterest Expense (GAAP)	$308	$300	2%	$296	$282	$294
Plus: Notable Items (GAAP)	-$31	-$28	12%	-$18	-$12	-$11
Adjusted Noninterest Expense (Non-GAAP)	$276	$272	1%	$278	$270	$283
Adjusted Pre-Tax Income						
Pre-Tax Income (GAAP)	$150	$148	1%			
Plus: Notable Items (GAAP)	$31	$28	12%			
Adjusted Pre-Tax Income (Non-GAAP)	$181	$176	3%			
Adjusted Net Income						
Net Income (GAAP)	$114	$114	-%			
Plus: Tax-affected Notable Items (GAAP)[1]	$24	$22	10%			
Adjusted Net Income (Non-GAAP)	$138	$136	2%			
Adjusted Net Income Available to Common (NIAC) & Earnings Per Share (EPS)						
Net Income Available to Common (GAAP)	$110	$109	1%			
Plus: Tax-affected Notable Items (GAAP)[1]	$24	$22	10%			
Adjusted Net Income Available to Common (Non-GAAP) (a)	$134	$132	2%			
Average Common Diluted Shares (GAAP) (b)	314	316	-1%			
Earnings Per Share (GAAP)	$0.35	$0.35	0%			
Adjusted Earnings Per Share (Non-GAAP) (a/b)	$0.43	$0.42	2%			

LQ - Linked Quarter. Numbers may not add to total due to rounding.
[1]Tax-affected notable items assume an effective tax rate of ~22% in 3Q19 and ~21% in 2Q19.

23

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of adjusted efficiency ratio, return on tangible common equity, adjusted return on tangible common equity, and adjusted return on average assets. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ in millions)	3Q19	2Q19	Variance
Adjusted Efficiency Ratio			
Noninterest Expense (GAAP) (a)	$308	$300	
Revenue Excluding Securities Gains (GAAP) (b)	$472	$462	
Efficiency Ratio (GAAP) (a/b)	65.1%	65.1%	6bps
Adjusted Noninterest Expense[1] (Non-GAAP) (c)	$276	$272	
Revenue Excluding Securities Gains (Non-GAAP) (d)	$472	$462	
Adjusted Efficiency Ratio[1] (Non-GAAP) (c/d)	58.5%	59.0%	-51bps
Return on Tangible Common Equity (ROTCE)			
Average Total Equity (GAAP)	$4,962	$4,869	
Less: Average Noncontrolling Interest (GAAP)	-$295	-$295	
Less: Average Preferred Stock (GAAP)	-$96	-$96	
Average Common Equity (GAAP) (e)	$4,571	$4,478	
Less: Average Intangible Assets (GAAP)	-$1,572	-$1,579	
Average Tangible Common Equity (Non-GAAP) (f)	$2,999	$2,900	
Annualized Net Income Available to Common (GAAP) (g)	$434	$439	
Return on Average Common Equity (ROCE) (GAAP) (g/e)	9.5%	9.8%	-29bps
Return on Average Tangible Common Equity (ROTCE)[1] (Non-GAAP) (g/f)	14.5%	15.1%	-63bps
Adjusted Return on Tangible Common Equity (ROTCE)			
Annualized Adjusted Net Income Available to Common[1] (Non-GAAP) (h)	$532	$528	
Average Tangible Common Equity (Non-GAAP) (i)	$2,999	$2,900	
Adjusted Return on Average Tangible Common Equity (ROTCE)[1] (Non-GAAP) (h/i)	17.7%	18.2%	-46bps
Adjusted Return on Average Assets (ROA)			
Annualized Net Income (GAAP) (j)	$452	$456	
Average Total Assets (GAAP) (k)	$41,941	$41,243	
Return on Average Assets (GAAP) (j/k)	1.08%	1.11%	N/A
Annualized Adjusted Net Income[1] (Non-GAAP) (l)	$549	$545	
Average Total Assets (GAAP) (k)	$41,941	$41,243	
Adjusted Return on Average Assets (Non-GAAP) (l/k)	1.31%	1.32%	N/A

Numbers may not add to total due to rounding. N/A – Not Applicable.

[1]ROTCE, Adjusted ROTCE, Adjusted Efficiency Ratio, Adjusted Noninterest expense, Adjusted Net Income Available to Common, and Adjusted Net Income are Non-GAAP numbers that are reconciled on the previous slide.

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Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of adjusted noninterest expense per common share and adjusted earnings per share. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (2) (1) Average Common (1)/(2) LQ Diluted Shares LQ ($ and shares in millions, except per share data) 3Q19 2Q19 $ Change (GAAP) 2Q19 EPS Impact Adjusted Noninterest Expense Per Share Noninterest Expense (Non-GAAP) -$308 -$300 $8 316 -$0.03 Adjusted Noninterest Expense (Non-GAAP)1 -$276 -$272 $4 316 -$0.01 Adjusted Earnings Per Share (Non-GAAP) 1 $0.43 $0.42 $0.01 N/A $0.01 Less: Net Interest Income (GAAP) $301 $304 -$3 316 -$0.01 Less: Fee Income (GAAP) $172 $158 -$14 316 -$0.04 Less: Adjusted Noninterest Expense (Non-GAAP)1 -$276 -$272 $4 316 -$0.01 Less: Provision (GAAP) -$15 -$13 -$2 316 -$0.01 Tax Rate (Remainder) N/A N/A N/A N/A -$0.02 LQ – Linked Quarter. Numbers may not add to total due to rounding. N/A – Not Applicable. 1Adjusted Noninterest Expense and Adjusted EPS are Non-GAAP numbers that are reconciled on the previous slide. 25